BlackRock EcoSolutions Investment Trust

Cusip: 092546100

Ticker: BQR

Record Date	December 20, 2013
Pay Date	December 31, 2013

Distribution Amount per share	$0.179250

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.007304	4%	$0.007304	4%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.171946	96%	$0.171946	96%

Total (per common share)	$0.179250	100%	$0.179250	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2013				10.71%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2013				7.84%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2013				-0.11%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2013				1.96%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock EcoSolutions Investment Trust

Cusip: 092546100

Ticker: BQR

Record Date	March 14, 2014
Pay Date	March 31, 2014

Distribution Amount per share	$0.179250

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.023009	13%	$0.031226	9%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.156241	87%	$0.327274	91%

Total (per common share)	$0.179250	100%	$0.358500	100%

Average annual total return (in relation to NAV) for the 5-year period ending on February 28, 2014				12.63%

Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2014				7.79%

Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2014				2.74%

Cumulative fiscal year distributions as a percentage of NAV as of February 28, 2014				1.95%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-882-0052